                                                                 EXHIBIT 3.106

                                   SHORT FORM
                               OPERATING AGREEMENT
                                       OF
                         NORTHERN INDIANA HOSPITAL, LLC

                                     MEMBERS

                                                                                 Cash Contributed or Agreed
                                        Aggregate              Percentage        Value of Other Property or
     Name, Address, TIN            Percentage Interest    Interest of Each Class    Services Contributed
------------------------------------------------------------------------------------------------------------
                                   Financial  Governance  Financial  Governance
------------------------------------------------------------------------------------------------------------
BHC of Northern Indiana, Inc.         100%       100%        100%       100%              $759,525
102 Woodmat Boulevard, Suite 800
Nashville, Tennessee 37205

EIN: 62-1664737
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

                         NORTHERN INDIANA HOSPITAL, LLC
                               OPERATING AGREEMENT

                       PARTIES TO CONTRIBUTION AGREEMENTS

                                Class of Membership Interest      Amount of Cash or Value of
                               and Percentage Interest to be   Property or Services Required to   Time at Which Contribution is
   Name, Address, TIN                   Acquired                         be Contributed                Required to be Made
-------------------------------------------------------------------------------------------------------------------------------
BHC of Northern Indiana, Inc.              100%                                                            June 30, 1998
102 Woodmont Boulevard
Suite 800
Nashville, Tennessee 37205

TIN: 62-1664737
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

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===============================================================================================================================

                         NORTHERN INDIANA HOSPITAL, LLC
                               OPERATING AGREEMENT

                  PARTIES TO CONTRIBUTION ALLOWANCE AGREEMENTS

                       Class of Membership Interest        Amount of Cash or Value of Property      Time at Which
                       and Percentage Interest Able     or Services that must be Contributed to  Contribution is to be
Name, Address, TIN           to be Acquired                        Acquire Interest                      Made
----------------------------------------------------------------------------------------------------------------------
       None
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

======================================================================================================================

                         NORTHERN INDIANA HOSPITAL, LLC
                               OPERATING AGREEMENT

                          ASSIGNEES OF FINANCIAL RIGHTS

                           Name of
Name, Address, TIN         Assignor       Amount of Financial Rights Assigned
-----------------------------------------------------------------------------
        None
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                         NORTHERN INDIANA HOSPITAL, LLC
                               OPERATING AGREEMENT

                         MANAGERS AND TAX MATTERS MEMBER

                              President:     Edward A. Stack

Vice President, Secretary and Treasurer:     Michael E. Davis

                         Vice President:     Neal G. Cury, Jr.

                         Vice President:     Wayne Miller

                         Other Officers:     None

                     Tax Matters Member:     BHC of Northern Indiana Hospital,
                                             Inc.

             Principal Executive Office:     102 Woodmont Boulevard
                                             Suite 800
                                             Nashville, Tennessee 37205

                               Managers:     Edward A. Stack
                                             Michael E. Davis

Except as provided herein, the LLC shall be controlled by the default rules of the Delaware Limited Liability Company Act and the provisions of the Articles. The Membership Interest Financial Rights and Governance Rights are as set forth herein. Membership Interests and Financial Rights may only be assigned upon the Majority Vote of the non-transferring Members. New Members may only be admitted on a Majority Vote of the Members. For these purposes, "Majority Vote" shall mean a majority of the Governance Rights entitled to vote on the matter, whether or not present at a meeting.

                             FIRST AMENDMENT TO THE
                             OPERATING AGREEMENT OF
                         NORTHERN INDIANA HOSPITAL, LLC

                  Pursuant to the provisions of the Delaware Limited Liability Company Act (the "Act"), the following amendment to the operating agreement of Northern Indiana Hospital, LLC, a Delaware limited liability company (the "Company"), dated July 1, 1998, is hereby amended as follows:

                  1. The Managers on Tax Matters Members listed on page 5 of 5 of the Operating Agreement shall be deleted in their entirety and replaced with the following:

                                    MANAGERS

                        President:      Vernon S. Westrich

Senior Vice President & Treasurer:      William P. Barnes

Senior Vice President & Secretary:      Stephen C. Petrovich

   Risk Management Vice President:      Margaret Jo Cooper

                   Vice President:      James N. Schnuck

                   Vice President:      Scott Kardenetz

                   Vice President:      Steve Olson

                   Vice President:      Rick White

                  2. This amendment was duly adopted by the sole member on March 21, 2001.